EXHIBIT 10.27



                        SECURITIES PURCHASE AGREEMENT


    THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between EUROGAS, INC., a Utah corporation, with headquarters located at 942 East 7145 South, #101A, Midvale, Utah 84047 (the "Company"), and ARKLEDUN DRIVE LLC, a Cayman Islands limited liability corporation (the "Buyer").

                                W I T N E S S E T H:

    WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

    WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of 1999 Series C 6% Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Convertible Preferred Stock") which shares will (i) have a liquidation preference of $1,000 each and (ii) be convertible into newly-issued shares of Common Stock, $0.001 par value per share, of the Company (the "Company Common Stock") or outstanding shares of the Common Stock of Big Horn Resources, Ltd. (the "Big Horn Common Stock") , upon the terms and subject to the conditions of such Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

    NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

    A.   PURCHASE.   The undersigned hereby agrees to purchase from the
    Company 1,800 shares of the Convertible Preferred Stock having an aggregate liquidation preference in the amount set forth on the signature page of this Agreement (the "Preferred Stock"), out of a total offering of shares of Convertible Preferred Stock having a liquidation preference of $1,800,000, and having the terms and conditions set forth in the Certificate of Designations of the Convertible Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designations"). The purchase price for the Preferred Stock (the "Purchase Price") shall be as set forth on the signature page hereto and shall be equal to the liquidation preference for the Preferred Stock.
    B.   CERTAIN DEFINITIONS.    As used herein, each of the following terms
    has the meaning set forth below, unless the context otherwise requires:

    (i) "Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock, as provided herein.

    (ii) "Common Stock" means the Company Common Stock or the Big Horn Common Stock, as the case may be.

    (iii) "Converted Shares" means the shares of the relevant Common Stock issuable or transferable upon conversion of the Preferred Stock or in lieu of dividends payable thereon.

    (iv) "Initial Market Price" means the Market Price of the Common Stock as of the Closing Date.

    (v) "Market Price of the Common Stock" means the average closing price of the relevant Common Stock for the five (5) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

    (vi) "Securities" means the Preferred Stock and the Converted Shares.

    (vii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares or shares of Company Common Stock issued in lieu of interest on the Preferred Stock.

    (viii) "Transaction Agreements" means the Securities Purchase Agreement, the Registration Rights Agreement (as defined below), the terms of the Preferred Stock as reflected in the Certificate of Designations, the Joint Escrow Instructions and the Share Escrow Agreement (as those terms are defined below).

    (viii) "Person" means any natural person or any entity, including, but not limited to a corporation, partnership, trust or estate.

    C.   FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

    (i) The Buyer shall pay the Purchase Price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow
    Instructions") on the date prior to the Closing Date.

    (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, the Company shall deliver one or more certificates represented the Preferred Stock to be issued hereunder (collectively, as executed, the "Certificates"), each duly executed on behalf of the Company, to the Escrow Agent.

    (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow
    Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

    D. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

    Bank of New York
    350 Fifth Avenue
    New York, New York 10001

    ABA# 021000018
    For credit to the account of Krieger & Prager, Esqs.
    Account No.:    ______________________
    Re:  Eurogas 10/99 Transaction

    Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

    E. ESCROW PROPERTY. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

    2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

    The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

    A. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the instruments and documents executed in connection with this Agreement. Buyer understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from registration is available. Buyer has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

    B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
    (iv) able to afford the entire loss of its investment in the Securities.

    C. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

    D. The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

    E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (2) Quarterly Reports (as amended) on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, (3) Current Report on Form 8-K as filed on April 16, 1999 and amended on June 15, 1999 and July 20, 1999, respectively, and (4) Post-Effective Amendment No. 2 to Registration Statement on Form S-1, Registration Number 333-59715 (the "Company's SEC Documents").
    F. The Buyer understands that its investment in the Securities involves a high degree of risk.

    G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

    H. The Buyer has full power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

    I. Buyer is a Cayman Islands limited liability corporation. The offer and sale of the Securities complies with the laws, regulations and statutes of the Buyer=s jurisdiction, including (i) the legal requirements of the Buyer's jurisdiction for the purchase of the Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Preferred Stock. The Buyer=s subscription and payment for, and the Buyer=s continued beneficial ownership of, the Preferred Stock will not violate any applicable securities or other laws of the Buyer=s jurisdiction.

    3.   COMPANY REPRESENTATIONS, ETC.   The Company represents and warrants
    to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in ANNEX V hereto:

    A.   CONCERNING THE PREFERRED STOCK AND THE SHARES.     The Preferred
    Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

    B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Common Stock is listed and traded on The NASDAQ/Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

    C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 325,000,000 shares of Common Stock, $.001 par value per share, of which as at November 4, 1999, 87,713,821 shares are outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which as at November 4, 1999, (a) 2,391,968 shares are designated as 1995 Series Preferred Stock, and as at November 4, 1999, 2,391,968 such shares are outstanding, (b) 1,250,000 shares are designated as 1996 Series Preferred Stock, and as at November 4, 1999, no such shares are outstanding, (c) 20,000 shares are designated as 1997 Series A Convertible Preferred Stock, and as at November 4, 1999 no such shares are outstanding, (d) 30,000 shares are designated as 1998 Series B Convertible Preferred Stock and as at November 4, 1999 no such shares are outstanding and (e) upon the filing of the certificate of Designations with the Utah Division of Corporations and Commercial Code (the "Division of Corporations") and the acceptance thereof by the Division of Corporations, 1,800 shares will be designated as 1999 Series C Convertible Preferred Stock, and as of November 4, 1999 no such shares are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

    D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and, when issued and paid for in accordance with the terms of this Agreement, the Preferred Stock will be duly and validly authorized and will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors= rights generally.

    E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Preferred Stock and the Company Common Stock comprising the Shares, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

    F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale or transfer of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

    G. SEC FILINGS. None of the Company=s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since September 1, 1998 timely filed all forms, reports and exhibits thereto required to be filed with the SEC under the 1934 Act and the regulations promulgated thereunder

    H. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole, except as disclosed in the Company=s SEC Documents. Since December 31, 1998, except as provided in the Company=s SEC Documents, the Company has not (i) incurred or become subject to any liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices or liabilities which management of the Company does not anticipate will have a material adverse effect on the Company=s business, operations, condition (financial or otherwise) or results of operations; (ii) discharged or satisfied any lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

    I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company=s SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company or results of operations of the Company and its subsidiaries, taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the other Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

    J. ABSENCE OF LITIGATION. Except as set forth in the Company=s SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

    K. ABSENCE OF EVENTS OF DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound. Except as set forth in
    Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

    L. PRIOR ISSUES. Except as described in the Company=s SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities.

    M. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.
    There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate or articles of incorporation or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Company Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

    M. NO INTEGRATED OFFERING. Except as disclosed in the Company=s SEC Documents, neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since September 1, 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

    N. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

    O. BROKERS, FINDERS. Except for payment of fees to Spinneret Financial Systems, Ltd. (the "Placement Agent"), payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this
    Section 3(O) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

    P. TAX STATUS. The Company and its subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

    4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

    A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any unregistered resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, will require compliance with some other exemption under the 1933 Act and the rules and regulations of the SEC thereunder; (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder; and (4) except as provided in the Share Escrow Agreement, the Company makes no representation or warranty with respect to the Big Horn Common Stock, other than the Company=s ownership of 14,100,000 shares thereof (in particular, but without limiting the foregoing, the Company makes no representation or warranty regarding the Buyer=s ability to sell, transfer or dispose of the shares of Big Horn Common Stock which may be transferred to the Buyer pursuant to the terms of this Agreement).

    B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Company Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Preferred Stock or shares of the Company Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):
               THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
               AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
               LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR
               SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
               STATEMENT FOR THE SECURITIES OR AN OPINION OF
               COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE
               CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

    The legend set forth above shall be promptly removed, and the Company shall issue a certificate without such legend to the holder of any shares of Preferred Stock or Company Common Stock upon which such legend is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, or
    (ii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act. The Company shall bear the reasonable cost of the removal of any legend as anticipated by this Section 4.

    C. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under applicable provisions of the 1933 Act, the 1934 Act and the regulations promulgated thereunder, or required by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

    D. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, (i) the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable actions under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination and (ii) the Company will take all reasonable actions under its control to continue quotation of the Company Common Stock in the over-the-counter market maintained by the National Association of Securities Dealers, Inc.

    E. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for general Company purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates.

    F.   CERTAIN AGREEMENTS.

    (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") with any third party on any date which is earlier than one hundred twenty (120) days after the Effective Date.

    (ii) In the event the Company breaches the provisions of this Section 4(f), the Conversion Price (as defined in the Certificate of Designations) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Certificate of Designations without regard to this provision, and the Buyer may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(i)(y) hereof.

    G. FIRST RIGHT. Each time during the one year period following the Closing Date that the Company proposes to sell securities convertible into or exercisable for shares of Company Common Stock in a capital raising transaction, prior to closing any such transaction, the Company shall first notify the Buyer in writing stating (i) its bona fide intent to sell such securities, (ii) a detailed description of the price and terms upon which the Company intends to sell such securities, and (iii) the number or amount of the securities proposed to be sold. The Buyer shall have five business days to inform the Company in writing that the Buyer wishes to purchase all, but not a part, of the securities proposed to be sold by the Company on the terms and for the price set forth in the Company=s notice. If the Buyer shall not exercise such right in full, the Company may proceed to sell such securities for the price and on the terms set forth in its notice. If such transaction is not closed within 60 days of the Company=s notice to the Investors, the Buyer=s right set forth in this Section 4(G) shall be deemed to be revived and such securities shall not be sold unless reoffered to the Buyer in accordance herewith.

    H. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Company Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Company Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock or represent payment of dividends on the Preferred Stock.

    I. LIMITATION ON ISSUANCE OF SHARES. The Company may be limited in the number of shares of Company Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Company Common Stock is listed or traded, including, but not necessarily limited to, Nasdaq Rule 4310(c)(25)(H)(i)(d)(2) (collectively, the ACap Regulations@). Without limiting the other provisions thereof, the Certificate of Designations shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Company Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still cannot issue such shares of Company Common Stock without violating the Cap Regulations, the holder of shares of Preferred Stock which cannot be converted as result of the Cap Regulations (each such share of Preferred Stock, an "Unconverted Preferred Share") shall have the option, exercisable in such holder=s sole and absolute discretion, to elect either of the following remedies:
         (x) if permitted by the Cap Regulations, require the Company to issue shares of Company Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Company Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

         (y)  require the Company to redeem each Unconverted
         Preferred Share for an amount (the "Redemption Amount"), payable in cash, equal to:

                     V                x      M
              CP

         where:

         "V" means the liquidation value of an Unconverted
         Preferred Share plus any accrued but unpaid dividends thereon;

         "CP" means the Conversion Price in effect on the date of redemption (the ARedemption Date@) specified in the notice from the holder of the Unconverted Preferred Share electing this remedy; and

         "M" means the highest closing ask price per share of the Company Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

    A holder of more than one Unconverted Preferred Share may elect one of the above remedies with respect to some of such holder=s Unconverted Preferred Shares and the other remedy with respect to other portions of the Unconverted Preferred Shares. The Certificate of Designations shall not contain any provisions inconsistent with the above terms. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

    J. REIMBURSEMENT. If (i) the Buyer, other than by reason of its gross negligence or willful misconduct or violation of any applicable law, rule or regulation, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Agreements, or is impleaded in any such action, proceeding or investigation, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Company=s securities in a manner that is illegal under the federal securities laws, rules or regulations or by reason of its violation of any other law, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Buyer is a named party or is impleaded, the Company will pay the Buyer the charges, as reasonably determined by the Buyer, for the time of any officers or employees of the Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such affiliate and any such Person. The Company also agrees that neither the Buyer nor any such affiliate, partners, directors, agents, employees or
    controlling persons shall have any D                  RAFT -3 10/28/99
    liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from (x) the gross negligence or willful misconduct or violation of law, rule or regulation by the Buyer or (y) the Company=s use of any information provided by the Buyer for inclusion in any registration statement filed by the Company under the 1933 Act.

    5.    TRANSFER AGENT INSTRUCTIONS.

    A. Promptly following the delivery by the Buyer of the Purchase Price in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Company Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock.
    The Company warrants that no instruction inconsistent with the instructions referred to in this Section 5 and the stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent with respect to the Shares and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable laws and regulations. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause
    (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Company Common Stock without legend in such name and in such denominations as specified by the Buyer.

    B.    (i)   The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company in accordance with the provisions of the Certificate of Designations.

    (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

    (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with, unless otherwise instructed by the Buyer, one or more certificates representing the Preferred Stock not being so converted if the certificates submitted in connection with such conversion represented more shares than then being converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer=s address for notices as contemplated by Section 11 hereof or a different address) via recognized express or overnight courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received or has possession of both of the Notice of Conversion (by facsimile or other delivery) and the certificate of the Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date a dividend payment on the Preferred Stock which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due. If, at any time, the Buyer directs the Company or its counsel, its transfer agent or another designated agent to hold the Preferred Stock on behalf of the Buyer, such possession shall satisfy the Buyer=s delivery obligation in connection with any conversion. Such possession shall be for solely and exclusively for the benefit of Buyer and shall not represent any other interest of the Company in the Preferred Stock. The original certificates of the unconverted Preferred Stock shall be returned to the Buyer at any time immediately upon direction from the Buyer.

    C. The Company understands that a delay in the delivery of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay payments to the Buyer for late issuance of the shares in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

    Late Payment For Each $10,000
         of Liquidation Preference or Dividend                  No. Business
    Days Late         Amount Being Converted
                            1                             $100
    2                             $200
    3                             $300
    4                             $400
    5                             $500
    6                             $600
    7                             $700
    8                             $800
    9                             $900
    10                            $1,000
                                                          >10
                                                                $1,000 +
                                                          additional $200
                                                          for each Business
                                                          Day Late in excess
                                                          of 10 days

    The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer=s right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.
    D. If, by the Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of shares of Preferred Stock and thereafter the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm=s-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder would be $1,000.

    E. In lieu of delivering physical certificates representing the shares of Company Common Stock issuable upon conversion, provided the Company=s transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Company Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

    F. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to (x) one hundred thirty-five percent (135%) of the liquidation preference of the unconverted Preferred Stock held by such holder plus (y) all accrued but unpaid dividends on the Preferred Stock through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

    G. To the extent permitted by applicable laws and regulations, the holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. '101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. '362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to any holder, to take or to consent to any and all actions permitted under applicable laws and regulations and reasonably necessary or requested by the Buyer to effectuate relief under 11 U.S.C. '362 in such circumstances.

    H. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer=s representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

    6.    CLOSING DATE.

    A. The Closing Date shall occur on the date which is the first trading day on New York Stock Exchange after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

    B. The closing of the purchase and issuance of the Preferred Stock shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

    C. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

    7.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

    A. The execution and delivery of this Agreement and the other Transaction Agreements by the Buyer;

    B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

    C. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

    D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

    8.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

    The Company understands that the Buyer's obligation to purchase the Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:
    A. The execution and delivery of this Agreement and the other Transaction Agreements, including the Share Escrow Agreement substantially in the form of ANNEX VI attached hereto (the "Share Escrow Agreement"), by the Company;

    B. The due adoption and execution of the Certificate of Designations by all required corporate action and, to the extent required for the Preferred Stock to be authorized, the filing of the Certificate of Designations with the appropriate state office;

    C. The delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

    D. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

    E. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

    F. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

    G. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.

    9.    GOVERNING LAW:  MISCELLANEOUS.

    A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

    B. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

    C. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

    D. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

    E. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

    F. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

    G. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    H. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     I. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

    J. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

    10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

    in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days= advance written notice similarly given to each of the other parties hereto):

    COMPANY:          EUROGAS, INC..
    At its address at the head of this Agreement
    Attn:  Chief Executive Officer
    Telephone No.:  (801) 255-0862
    Telecopier No.:  (801) 255-2005

    and with a copy to:

    Parr Waddoups Brown Gee & Loveless
    185 South State Street, Suite 1300
    Salt Lake City, Utah 84111-1536
    Attn: Brian Lloyd, Esq.
    Telephone No.:  (801) 532-7840
    Telecopier No.:  (801) 532-7750

    BUYER:            At the address set forth on the signature page of this
    Agreement.

    with a copy to:

                      Krieger & Prager, Esqs.
    319 Fifth Avenue
    Attn: Samuel Krieger, Esq.
    New York, New York 10016
    Telephone No.: (212) 689-3322
    Telecopier No.  (212) 213-2077

    ESCROW AGENT:     Krieger & Prager, Esqs.
    319 Fifth Avenue
    Attn: Samuel Krieger, Esq.
    New York, New York 10016
    Telephone No.: (212) 689-3322
    Telecopier No.: (212) 213-2077

    11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement, the delivery of the Certificates and the payment of the Purchase Price for a period of two years beyond the Closing Date, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


                 [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

    LIQUIDATION PREFERENCE OF PREFERRED STOCK:                  $


    NO. OF SHARES OF PREFERRED STOCK:



                                SIGNATURES FOR ENTITIES

    IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this
    day of                                , 1999.


    ________________________________      ARKLEDUN DRIVE LLC

    Address                             Printed Name of Subscriber
    ________________________________
    By:
    Telephone No. __________________          (Signature of Authorized Person)
    _____________________________________
    Telecopier No. __________________         Printed Name and Title


    Jurisdiction of Incorporation
    or Organization

    As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

    EUROGAS, INC.

    By:
    Title:
    Date:                                                ,1999
                                                         DRAFT -3 10/28/99



                            ANNEX I           FORM OF CERTIFICATE OF
                            DESIGNATIONS

    ANNEX II          JOINT ESCROW INSTRUCTIONS

    ANNEX III         OPINION OF COUNSEL

    ANNEX IV          REGISTRATION RIGHTS AGREEMENT

                            ANNEX V           COMPANY DISCLOSURE MATERIALS

    ANNEX VI          SHARE ESCROW AGREEMENT




                                                                   ANNEX V
                                                                        TO
                                             SECURITIES PURCHASE AGREEMENT



                              COMPANY DISCLOSURE




                         [TO BE PROVIDED BY COMPANY]